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                                                                     Exhibit 8.1
                   [LETTERHEAD OF APPLEBY, SPURLING & KEMPE]

                                                                Your Ref:
                                                                Our Ref: TAF/aes

                                29th July, 1996

American Craft Brewing International Limited
Cedar House
41 Cedar Avenue
Hamilton HM 12
Bermuda

Dear Sirs:

     We have acted as legal advisers in Bermuda to American Craft Brewing International Limited, a Bermuda exempted company (the 'Company'), in connection with its proposed offer of 1,333,333 shares of common stock, par value US$0.01 each and 1,333,333 redeemable common stock purchase warrants, pursuant to a Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission under the United States Securities Act 1933, on 14th June, 1996 and as amended, as at the date hereof (the 'Registration Statment').

     In connection with the foregoing, we hereby conform:-

1. that the paragraph contained under the heading 'Bermuda Tax Considerations' on page 45 of the Registration Statement, is an accurate summary of the matters referred to therein; and

2. that the paragraph printed in bold which commences as the last paragraph on page 6 of the Registration Statement, contains an accurate summary of the Bermuda position in relation to the enforcement of US civil liability provisions.

     We hereby consent:-

1. to the reference to our name under the caption 'Taxation' on page 43 of the Registration Statement;

2.   to the reference to our name on page 6 of the Registration Statement; and


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                           APPLEBY, SPURLING & KEMPE

                                       2

3.   to the filing of this opinion as an exhibit to the Registration Statement.

                                          Yours faithfully,

                                     /s/  Appleby, Spurling & Kempe

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